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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 13, 2003

                        TeraForce Technology Corporation
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             (Exact name of registrant as specified in its charter)

          Delaware                  0-11630                 76-0471342
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(State or other jurisdiction      (Commission             (IRS Employer
      of incorporation)           File Number)          Identification No.)

              1240 East Campbell Road, Richardson, Texas             75081
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               (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code (469) 330-4960

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ITEM 5.  OTHER EVENTS.

On November 13, 2003 the Company's wholly owned subsidiary, DNA Computing Solutions, Inc. (DNA-CS) entered into a series of related agreements with VISTA Controls, Inc ("VISTA"), consisting of a Technology License and Marketing Agreement, a Technology Transfer and Support Agreement and a Distribution Agreement.

Pursuant to these agreements, DNA-CS has licensed to VISTA certain technology related to its VQG4 and Eagle I products. DNS-CS and VISTA have agreed to jointly develop and market variations of these products, which will be designed to meet the requirements of harsh operating environments also know as "rugged products." VISTA will produce the rugged products. For products it sells, DNA-CS will source the products from VISTA, at prices determined by a formula specified in the agreements. For products sold by VISTA to third parties, VISTA will pay DNA-CS residual rights fees pursuant to a formula specified in the agreements. In addition, VISTA will pay License and Transfer Fees to DNA-CS aggregating up to $3,500,000. These fees will be paid as certain milestones are met, as specified in the agreements.

On November 18, 2003 the Company issued the attached press release regarding the exchange of common stock for debt.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Business to Be Acquired: N/A

     (b) Pro Forma Financial Information: N/A

     (c) Exhibits:

10.1     Technology License and Marketing Agreement***

10.2     Technology Transfer and Support Agreement***

10.3     Distribution Agreement***

99.1     Press Release issued November 18, 2003


*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY TERAFORCE TECHNOLOGY CORPORATION FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             TeraForce Technology Corporation
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                                                           (Registrant)

Date: November 24, 2003                           By: /s/ Herman M. Frietsch
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                                                               (Signature)
                                                  Herman M. Frietsch

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